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                                                                      EXHIBIT 13

                          CLASS B DISTRIBUTION PLAN OF

                       MERCURY V.I. U.S. LARGE CAP FUND OF

                    MERCURY ASSET MANAGEMENT V.I. FUNDS, INC.

                             PURSUANT TO RULE 12b-1

       DISTRIBUTION PLAN made as of the ___ day of ________, 1999, by and between Mercury Asset Management V.I. Funds, Inc., a Maryland corporation (the "Corporation"), on behalf of its series, Mercury V.I. U.S. Large Cap Fund (the "Fund"), and Mercury Funds Distributor, a division of Princeton Funds Distributor, Inc., a Delaware corporation (the "Distributor").

                              W I T N E S S E T H:

       WHEREAS, the Corporation intends to engage in business as an open-end investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

       WHEREAS, the Directors of the Corporation (the "Directors") are authorized to establish separate series relating to separate portfolios of securities, each of which may offer separate classes of shares, and

       WHEREAS, the Directors have established the Fund as a series of the Corporation;

       WHEREAS, the Distributor is a securities firm engaged in the business of selling shares of investment companies either directly to purchasers or through other securities dealers; and

       WHEREAS, the Corporation on behalf of the Fund proposes to enter into a Class B Shares Distribution Agreement with the Distributor, pursuant to which the Distributor will act as the exclusive distributor and representative of the Fund in the offer and sale of Class B shares of common stock, par value $0.0001 per share (the "Class B Shares"), of the Fund to separate accounts ("Separate Accounts") of certain insurance companies (the "Participating Insurance Companies"); and


       WHEREAS, each Participating Insurance Company issues variable annuity and/or variable life insurance contracts (the "Contracts"); and


       WHEREAS, the Corporation on behalf of the Fund desires to adopt this Class B Distribution Plan (the "Plan") pursuant to Rule 12b-1 under the Investment Company Act pursuant to which the Fund will pay a distribution fee with respect to the Fund's Class B Shares; and

       WHEREAS, the Directors of the Corporation have determined that there is a reasonable likelihood that adoption of the Plan will benefit the Fund and its Class B shareholders.


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       NOW, THEREFORE, the Corporation on behalf of the Fund hereby adopts, and the Distributor hereby agrees to the terms of, the Plan in accordance with Rule 12b-1 under the Investment Company Act on the following terms and conditions:

              1. The Corporation hereby authorizes the Distributor to arrange for the Corporation to enter into Sub-Agreements substantially in the form attached hereto with Participating Insurance Companies. Each such Sub-Agreement shall provide that each Participating Insurance Company shall provide the Distributor with such information as is reasonably necessary to permit the Distributor to comply with the reporting requirements set forth in Paragraph 3 hereof.

              2. Upon effectiveness of this Plan with respect to the Class B Shares of the Fund, the Corporation shall pay to each of the Participating Insurance Companies a distribution fee under the Plan at the end of each month equal to 0.15% of the average daily net assets of Class B Shares of the Fund held by such Participating Insurance Company. Such distribution fee shall be paid to the Participating Insurance Companies as compensation for providing distribution related services to the Corporation's shareholders, including, but not limited to the following:


              (a) printing and mailing of Corporation prospectuses, statements of additional information, any supplements thereto and shareholder reports for prospective Contract holders;


              (b) services relating to the development, preparation, printing and mailing of Corporation advertisements, sales literature and other promotional materials describing and/or relating to the Corporation and including materials intended for use within the Participating Insurance Company, or for broker-dealer only use or retail use;

              (c) holding seminars and sales meetings designed to promote the distribution of the Class B Shares of the Fund;


              (d) obtaining information and providing explanations to Contract holders regarding the investment objectives and policies and other information about the Corporation and the Fund, including the performance of the Fund;


              (e) training sales personnel regarding the Corporation and the Fund;


              (f) compensating sales personnel in connection with the allocation of cash values and premiums of the Contract holders to the Corporation;



              (g) providing personal services and/or maintenance of the accounts of the Contract holders with respect to Class B Shares of the Fund attributable to such accounts; and


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              (h)    financing any other activity that the Corporation's Board
       of Directors determines is primarily intended to result in the sale of the Class B shares.

Only distribution expenditures properly attributable to the sale of Class B Shares of the Fund will be used to justify any fee paid by the Corporation with respect to the Fund pursuant to this Plan, and, to the extent that such expenditures relate to the Fund and any other series of the Corporation, the expenditures will be allocated between or among the affected series of the Corporation in a manner deemed appropriate by the Directors of the Corporation.

              3. The Distributor shall provide the Corporation for review by the Board of Directors, and the Directors shall review at least quarterly, a written report complying with the requirements of Rule 12b-1 regarding the disbursement of the distribution fee during such period.

              4. This Plan shall not take effect until it has been approved, together with any related agreements, by votes of a majority of both (a) the Directors of the Corporation and (b) those Directors of the Corporation who are not "interested persons" of the Corporation, as defined in the Investment Company Act, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (the "Rule 12b-1 Directors"), cast in person at a meeting or meetings called for the purpose of voting on the Plan and such related agreements.

              5. The Plan shall continue in effect for so long as such continuance is specifically approved at least annually in the manner provided for approval of the Plan in Paragraph 4.

              6. The Plan may be terminated at any time by vote of a majority of the Rule 12b-1 Directors, or by vote of a majority of the outstanding Class B voting securities of the Fund.

              7. The Plan may not be amended to increase materially the rate of payments provided for herein unless such amendment is approved by at least a majority, as defined in the Investment Company Act, of the outstanding Class B voting securities of the Fund, and by the Directors of the Corporation in the manner provided for in Paragraph 4 hereof, and no material amendment to the Plan shall be made unless approved in the manner provided for approval and annual renewal in Paragraphs 4 and 5 hereof.

              8. While the Plan is in effect, the selection and nomination of Directors who are not interested persons, as defined in the Investment Company Act, of the Corporation shall be committed to the discretion of the Directors who are not interested persons.

              9. The Corporation shall preserve copies of the Plan and any related agreements and all reports made pursuant to Paragraph 3 hereof, for a period of not less than six years from the date of the Plan, or the date of such agreement or report, as the case may be, the first two years in an easily accessible place.


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       IN WITNESS WHEREOF, the parties hereto have executed this Plan as of the date first above written.

             MERCURY ASSET MANAGEMENT V.I. FUNDS, INC., on behalf of its series, MERCURY V.I. U.S. LARGE CAP FUND

             By:
                   --------------------------------------------
                   Name:
                   Title:

             MERCURY FUNDS DISTRIBUTOR, a division of PRINCETON FUNDS DISTRIBUTOR, INC.

             By:
                   --------------------------------------------
                   Name:
                   Title:




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                                 CLASS B SHARES
                         DISTRIBUTION PLAN SUB-AGREEMENT

       MERCURY ASSET MANAGEMENT V.I. FUNDS, INC. (the "Corporation"), on behalf of each of its series set forth on Exhibit A hereto, as such exhibit may be amended from time to time (each, a "Fund"), and ________________________________
(the "Insurance Company") mutually agree to the arrangements set forth in this Agreement (the "Agreement") dated as of ______________, 1999.

       WHEREAS, the Corporation is an open-end investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

       WHEREAS, the Insurance Company issues variable life insurance policies and/or variable annuity contracts (the "Contracts"); and

       WHEREAS, amounts invested in the Contracts by Contract holders are deposited in separate accounts of the Insurance Company which in turn purchase Class B Shares of one or more of the Funds of the Corporation, each of which is, or may be, an investment option offered by the Contracts; and

       WHEREAS, the Insurance Company will provide certain services to the Contract holders; and

       WHEREAS, the Insurance Company desires to be compensated for providing such services to the Contract holders.

       NOW, THEREFORE, the parties agree as follows:

       1. Services. The Insurance Company shall provide the services listed below in respect of the Class B Shares of the Corporation's Funds held by the Insurance Company's separate accounts. Such services include, but are not limited to, the following:

              (a) printing and mailing of Corporation prospectuses, statements of additional information, any supplements thereto and shareholder reports for prospective Contract holders;

              (b) services relating to the development, preparation, printing and mailing of Corporation advertisements, sales literature and other promotional materials describing and/or relating to the Corporation and including materials intended for use within the Insurance Company, or for broker-dealer only use or retail use;


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              (c)    holding seminars and sales meetings designed to promote the distribution of the Class B Shares of the Funds;

              (d) obtaining information and providing explanations to Contract holders regarding the investment objectives and polices and other information about the Corporation and its Funds, including the performance of the Funds;

              (e) training sales personnel regarding the Corporation and the Funds;

              (f) compensating sales personnel in connection with the allocation of cash values and premiums of the Contract holders to the Corporation;

              (g) providing personal services and/or maintenance of the accounts of Contract holders with respect to Class B Shares of the Funds attributable to such accounts; and

              (h) financing any other activity that the Corporation's Board of Directors determines is primarily intended to result in the sale of the Class B Shares.

       2. Distribution Fee Payments. The Corporation agrees to pay, with respect to each Fund, to the Insurance Company at the end of each month, an amount equal to 0.15% of the average daily net asset value of the Class B Shares of such Fund held by the Insurance Company's separate accounts during that month.

       3. Information Reporting Requirements. The Insurance Company shall provide Mercury Funds Distributor, Inc. a division of Princeton Funds Distributor, Inc. (the "Distributor"), at least quarterly, such information as reasonably requested by the Distributor to enable the Distributor to comply with the reporting requirements of Rule 12b-1 of the Investment Company Act ("Rule 12b-1") regarding the disbursement of the distribution fee during such period referred to in Paragraph 2 of the Distribution Plan entered into by the Corporation and the Distributor pursuant to Rule 12b-1 (the "Plan").

       4. Effectiveness of Agreement. This Agreement shall not take effect until it has been approved, together with any related agreements, by votes of a majority of both (a) the Board of Directors of the Corporation and (b) those Directors of the Corporation who are not "interested persons" of the Corporation, as defined in the Investment Company Act, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (the "Rule 12b-1 Directors"), cast in person at a meeting or meetings called for the purpose of voting on this Agreement and such related agreements.

       5. Continuation of Agreement. The Agreement shall continue in effect for so long as such continuance is specifically approved at least annually in the manner provided for approval of this Agreement in Paragraph 4.


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       6.     Termination of Agreement. This Agreement may be terminated at any time by vote of a majority of the Rule 12b-1 Directors, or by vote of a majority of the outstanding Class B voting securities of the Fund.

       7. Amendment of Agreement. This Agreement may be amended only upon mutual agreement of the parties hereto and upon approval by the Directors of the Corporation in the manner provided for in Paragraph 4 hereof, and no material amendment to this Agreement shall be made unless approved in the manner provided for approval and annual renewal in Paragraphs 4 and 5 hereof.

       8. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been given if delivered:

              (a) to Mercury Asset Management V.I. Funds, Inc., at 800 Scudders Mill Road, Plainsboro, New Jersey 08536, attention: Philip L. Kirstein; and

              (b)    to the Insurance Company, at_______________________________
       ________________________________________________________________________,
       attention: _____________________________________________________________.

       9.     Miscellaneous.

              (a) Successors and Assigns. This Agreement shall be binding upon the parties hereto and their transferees, successors and assigns. The benefits of and the right to enforce this Agreement shall accrue to the parties and their transferees, successors and assigns.

              (b) Assignment. Neither this Agreement nor any of the rights, obligations or liabilities of either party hereto shall be assigned without the written consent of the other party.

              (c) Intended Beneficiaries. Nothing in this Agreement shall be construed to give any person or entity other than the parties hereto any legal or equitable claim, right or remedy. Rather, this Agreement is intended to be for the sole and exclusive benefit of the parties hereto.

              (d) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.

              (e) Applicable Law. This Agreement shall be interpreted, construed, and enforced in accordance with the laws of the State of New York, without reference to the conflict of law principles thereof.


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              (f)    Severability. If any portion of this Agreement shall be
       found to be invalid or unenforceable by a court of tribunal or regulatory agency of competent jurisdiction, the remainder shall not be affected thereby, but shall have the same force and effect as if the invalid or unenforceable portion had not been inserted.









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       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                     MERCURY ASSET MANAGEMENT V.I.
                                      FUNDS, INC.

                                     By:
                                        -------------------------------------
                                     Name:
                                     Title:


                                     ----------------------------------------


                                     By:
                                        -------------------------------------
                                     Name:
                                     Title:





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Exhibit A

Individual Series of MERCURY ASSET MANAGEMENT V.I. FUNDS, INC.

MERCURY V.I. U.S. LARGE CAP FUND
MERCURY V.I. PAN-EUROPEAN GROWTH FUND





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